                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS CONSENT


Noble Affiliates, Inc.
Ardmore, Oklahoma

We consent to the incorporation by reference in the Registration Statement of Noble Affiliates, Inc. on Form S-3 of our report on Energy Development Corporation dated February 16, 1996 (July 2, 1996 as to Notes 1 and 10) appearing in the Form 8-K (Date of Event: July 31, 1996) of Noble Affiliates, Inc., as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Houston, Texas
December 19, 1996